UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On December 2, 2024, Mr. Omar Jimenez provided the Board of Directors (the “Board”) of 180 Life Sciences Corp. (the “Company”, “we” and “us”) notice of his resignation as a member of the Board of Directors, which resignation was effective on December 3, 2024, upon acceptance by the Board of Directors. Mr. Jimenez’s resignation as a member of the Board was not because of a disagreement with the Company, but was instead to make room on the Board for the appointment of Mr. Shoemaker, as discussed below.

Mr. Jimenez continues to serve as Chief Financial Officer (Principal Accounting/Financial Officer) and Secretary of the Company.

Effective as of the date of his resignation from the Board, the March 4, 2024 Offer Letter between Mr. Jimenez and the Company was terminated.

(d) Appointment of New Director

On December 3, 2024, immediately upon Mr. Jimenez’s resignation, the Board of Directors of the Company appointed Stephen H. Shoemaker (the “Appointee” and the “Appointment”) as a member of the Board, which Appointment was effective as of the same date. Mr. Shoemaker was appointed as a Class I director, and will serve until the Company’s 2025 Annual Meeting of Stockholders, until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

The Board of Directors determined that Mr. Shoemaker is “independent” pursuant to the rules of the Nasdaq Capital Market and pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Mr. Shoemaker is not party to any material plan, contract or arrangement (whether or not written) with the Company, except for the Offer Letter (discussed and described below), and there are no arrangements or understandings between Mr. Shoemaker and any other person pursuant to which Mr. Shoemaker was selected to serve as a director of the Company, nor is Mr. Shoemaker a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Company entered into a standard form of Indemnity Agreement (the “Indemnification Agreement”) with Mr. Shoemaker in connection with his appointment to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Shoemaker under the circumstances and to the extent provided for therein, for certain expenses he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s governing documents. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by the Company’s standard form of indemnification agreement incorporated by reference herein as Exhibit 10.2. The Indemnification Agreement is identical in all material respects to the indemnification agreements entered into with other Company directors.

There are no family relationships between any director or executive officer of the Company, including Mr. Shoemaker.

Upon his appointment to the Board, Mr. Shoemaker was appointed as a member of the Board’s Audit Committee.

As a result, the committees of the Board are currently as follows:

Director Name	Audit Committee	Compensation Committee	Nominating, Corporate Governance Committee	Strategy and Alternatives, Risk, Safety and Regulatory Committee
Lawrence Steinman, M.D.
Blair Jordan				C
Ryan Smith	C	M	C	M
Jay Goodman	M	C	M
Stephen H. Shoemaker	M

C - Chairperson of the Committee.

M - Member of the Committee.

In connection with Mr. Shoemaker’s appointment to the Board, the Company entered into an offer letter with Mr. Shoemaker (the “Shoemaker Offer Letter”). The Shoemaker Offer Letter provides for Mr. Shoemaker to be paid $50,000 per year as an annual retainer fee for serving on the Board. The Company agreed to pay Mr. Shoemaker amounts due, quarterly in arrears, and pro-rated for partial quarters. Mr. Shoemaker has the option of receiving half of his compensation in cash and half in stock, or alternatively receiving all in cash.

The foregoing summary of the material terms of the Shoemaker Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed herewith as Exhibit 10.1, and incorporated by reference in this Item 5.02.

Biographical information for Mr. Shoemaker is provided below:

Stephen H. Shoemaker, age 64

Mr. Shoemaker is a seasoned senior executive with extensive leadership experience in the iGaming, hospitality, technology, and real estate development sectors. Over his career, he has raised more than $2 billion across multiple Chief Executive Officer (CEO) and Chief Financial Officer (CFO) roles. His expertise spans strategic planning, capital raising, and operations management, with a focus on building high-growth, team-oriented organizations in both domestic and international markets, including Asia, Canada, and Europe.

Most recently, from July 2021 to January 2024, Mr. Shoemaker served as CEO of WIN Group, a leading global esports betting company, where he led the company’s strategic direction and growth, focusing on esports content and online wagering. During his tenure, he doubled user registrations on WIN’s content platform, and launched a new licensed iGaming platform aimed at eSports. Prior to that, he provided financial advisory services to small and medium sized enterprises, including strategic support to WIN Group and financial advisory services for a greenfield resort project in Colombia.

From January 2018 to July 2019, Mr. Shoemaker served as the CEO of Engine Media Holdings, Inc. (TSX:GAME and NASDAQ:GAME), an international digital media, entertainment and technology company, where he led capital raising efforts, streamlined operations, and grew revenue significantly. Earlier in his career, he held various senior executive roles at Asian Coast Development Ltd. (CEO and Chairman of the Board (2014-2015) and President and CFO (2008-2014)), an international development company specializing in integrated resort destinations; NuVox Inc., a telecommunications company based in the southeast and Midwest US (CFO (2003-2008)); GT Group Telecom (CFO (1999-2002)), and Qwest Communications International Inc. (various roles (1996-1999)), where he developed deep expertise in capital markets, mergers and acquisitions, and international business. Mr. Shoemaker holds a B.S. in Commerce with a concentration in Accounting from the University of Virginia and is a Certified Public Accountant.

We have concluded that Mr. Shoemaker is well qualified to serve on our Board of Directors based upon his significant experience with capital markets, mergers and acquisitions, and international business, including his background and knowledge in the iGaming industry.

Item 7.01 Regulation FD Disclosure.

On December 4, 2024, the Company issued a press release disclosing Mr. Shoemaker’s appointment to the Board of Directors.

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated into this Item 7.01 by reference.

The information contained in, or incorporated into, this Item 7.01 of this Current Report, is furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act regardless of any general incorporation language in such filings.

Item 8.01 Other Events.

As a result of the resignation from the Board of Directors of Mr. Jimenez, and the appointment to the Board of Mr. Shoemaker, the Company now has a Board of Directors consisting of a majority of independent members, and an Audit Committee of three members, and believes that it has regained compliance with Listing Rule 5605(c)(2), which requires that listed companies maintain an audit committee of at least three independent directors.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Offer Letter between 180 Life Science Corp. and Stephen H. Shoemaker (director) dated December 2, 2024 and effective December 3, 2024
10.2	Form of 180 Life Sciences Corp. Indemnity Agreement (Filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2024), and incorporated herein by reference)
99.1**	180 Life Sciences Corp. Press Release dated December 4, 2024
104	Inline XBRL for the cover page of this Current Report on Form 8-K

*	Filed herewith.

**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: December 4, 2024	By:	/s/ Blair Jordan
Blair Jordan
Interim Chief Executive Officer

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